Exhibit 99.1

INVO Fertility Announces First Quarter 2025 Financial Results

Company now exclusively focused on the growing fertility market following the April 2025 announcement to divest a majority stake in Naya Therapeutics

SARASOTA, Fla., May 20, 2025 — INVO Fertility, Inc. (Nasdaq: IVF) (“INVO Fertility” or the “Company”), a healthcare services fertility company focused on expanding access to advanced treatment through the establishment, acquisition and operation of fertility clinics and related businesses and technologies, today announced first quarter 2025 financial results.

Q1 2025 Financial Highlights (all metrics compared to Q1 2024 unless otherwise noted)

●	Revenue was $1,637,185, an increase of 4% compared to $1,576,286.
●	Consolidated clinic revenue from the Company’s INVO Center in Atlanta, Georgia, and fertility clinic in Madison, Wisconsin, increased 5% to $1,621,553, compared to $1,537,199.
●	Revenue from all clinics, including both consolidated and equity method clinics, was $1,943,763, an increase of 4% compared to $1,869,513.
●	Net loss was $(17.4) million compared to $(1.6) million. Included in net loss was a non-cash impairment charge of $14.6 million on the assets related to the acquisition of NAYA Therapeutics, Inc. (“NAYA TX”), a $1.3 million operating loss related to NAYA TX, and costs associated with the NAYA TX transaction of $0.2 million.
●	Adjusted EBITDA (see table included) was $(606,551) compared to $(427,467) in the prior year. Adjusted EBITDA does not include the impairment and operating losses from NAYA TX, or corresponding transaction related costs, since, as recently announced, the Company is in the process of divesting a majority stake in NAYA TX.

Management Commentary

“After announcing the divestiture of a majority stake in NAYA TX, we’ve sharpened our focus on our core mission as a fertility company, poised to seize opportunities in a dynamic market bolstered by supportive policy shifts of the current administration supporting developments that underscore the importance of fertility care,” commented Steve Shum, CEO of INVO Fertility. “This strategic move aligns with the ongoing decline in U.S. fertility rates and growing demand for accessible fertility solutions, reinforcing our commitment to broadening care for patients in need.”

“With our strategic focus on fertility now clear, we have implemented a series of initiatives at our existing clinics that we believe will help accelerate organic clinic growth in the future. Furthermore, building on our three established fertility centers, we’re actively exploring expansion, with a near-term focus on acquisitions. These initiatives, coupled with a highly efficient and scalable operating structure, should allow us to drive toward our key objective of reaching cash flow break-even and profitability,” Shum concluded.

Return to Focus on Fertility Operations

On April 14, 2025, the Company announced its decision to divest a majority stake in NAYA TX. The retained minority position is expected to provide value upside for the Company, assuming the successful clinical development of NAYA TX’s bifunctional antibodies. The revised corporate structure is intended to enable both businesses to focus on their respective opportunities and operations, with the existing management team and board of directors set to lead the public company (INVO Fertility, Inc.) moving forward. NAYA TX will return to being a privately held biotechnology company led by its management team and board. The final separation is subject to completing definitive transaction documents and key closing conditions, including receipt of necessary approvals.

Use of Non-GAAP Measure

Included in this press release is a reconciliation of Adjusted EBITDA, which does not include the loss from NAYA TX or the corresponding merger-related costs. Additional financial tables are included in the Company’s 10-Q, which can be found on the Company’s website at https://www.invofertility.com/sec-filings/ or at https://www.sec.gov/.

Adjusted EBITDA is a non-GAAP measure. This measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar terms. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics. The INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.

Steve Shum, CEO

978-878-9505

sshum@invobio.com

Investor Contact

Lytham Partners, LLC

Robert Blum

602-889-9700

INVO@lythampartners.com

INVO FERTILITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2025	2024
Revenue:
Clinic revenue	$1,621,553	$1,537,199
Product revenue	15,632	39,087
Total revenue	1,637,185	1,576,286
Operating expenses:
Cost of revenue	1,044,929	850,234
Selling, general and administrative	2,554,474	1,440,586
Research and development	265,663	4,880
Impairment loss	14,645,069	-
Loss on disposal of fixed assets	-	561,663
Depreciation and amortization	234,462	226,960
Total operating expenses	18,744,597	3,084,323
Loss from operations	(17,107,412)	(1,508,037)
Other income (expense):
Gain (loss) from equity method investment	15,096	104
Gain on lease termination	-	94,551
Interest expense	(311,270)	(181,295)
Total other income (expense)	(296,174)	(86,640)
Loss before income taxes	(17,403,586)	(1,594,677)
Income taxes	-	1,836
Net loss attributable to INVO Fertility, Inc.	$(17,403,586)	$(1,596,513)

Net loss per common share:
Basic	$(12.53)	$(7.55)
Diluted	$(12.53)	$(7.55)
Weighted average number of common shares outstanding:
Basic	1,389,141	211,329
Diluted	1,389,141	211,329

Adjusted EBITDA

	Three Months Ended
	March 31
	2025	2024

Net loss attributable to INVO Fertility, Inc.	$(17,403,586)	$(1,596,513)
Interest expense	224,215	83,257
Amortization of debt discount	87,055	98,038
Tax expense	-	1,836
Stock-based compensation	-	142,542
Stock option expense	70,655	71,301
Non cash compensation for services	45,000	45,000
Loss on disposal of fixed assets	-	561,663
Gain on lease termination	-	(94,551)
Depreciation and amortization	234,462	226,960
Adjusted EBITDA	$(16,742,199)	$(460,467)

NAYA Therapeutics impairment	$14,645,069	$-
NAYA Therapeutics loss	1,266,246	-
Merger-related costs	224,333	33,000
Adjusted EBITDA for fertility business	$(606,551)	$(427,467)